Exhibit 99.1

Investor Contact:	Corporate Contact:	Media Contact:
Doug Sherk / Jenifer Kirtland	Steve Martin	Amber Winans
415-896-6820	858-795-7525	858-795-7584
jkirtland@evcgroup.com	IR@bakbone.com	amber.winans@bakbone.com

FOR IMMEDIATE RELEASE

BakBone Software Reports First Quarter Fiscal 2011 Financial Results

Operating Income from Continuing Operations of $1.0 Million

Positive Cash Flow from Continuing Operations of $1.3 Million

Conference Call Today at 2:00 pm PT

SAN DIEGO, Calif. — August 5, 2010 — BakBone Software® (OTCBB: BKBO), a leading provider of storage and data protection software, today announced its financial results for the first quarter of fiscal 2011, ended June 30, 2010.

First Quarter Fiscal 2011 Financial Highlights

— Revenues from Continuing Operations	$14.0 million
— Operating Income from Continuing Operations	$1.0 million
— Total Bookings	$11.5 million

“Our first quarter bookings reflect strong demand from Asia, especially Japan, offset by reduced bookings in Europe and North America as compared to the prior year,” said Steve Martin, senior vice president, chief financial officer and interim CEO, BakBone. “Japan was especially strong for BakBone. During the recent quarter, we received a commitment for approximately $2 million from a large financial services company in Japan. Approximately 25% of the order is included in our bookings for the first fiscal quarter with the remaining amounts expected over future quarters including the next fiscal year.

“We continue to move aggressively toward an enhanced channel-centric sales model in our North American operations, similar to the one we use for our successful sales efforts in Japan,” continued Mr. Martin. “We are working closely with our resellers and distributors to drive additional sales of our NetVault® storage offerings in the marketplace.

“NetVault: FASTRecover™ and NetVault: SmartDisk™ have been well-received, and we continue to enhance these offerings with additional features to ensure that our products are on the leading-edge. For the remainder of fiscal 2011, we will be focused on strengthening our channel-centric sales model and on expanding our presence in the growing markets of the Asia-Pacific region, while maintaining good control of operating expenses. We remain committed to increasing revenues and improving profitability,” Mr. Martin concluded.

Fiscal First Quarter Financial Results

The first quarter income statements reflect the continuing operations of BakBone’s core storage business following the closure of the ColdSpark message management business in May of 2010.

Fiscal first quarter 2011 revenues were $14.0 million, $2.6 million below the $16.6 million in revenues in the first quarter of fiscal 2010. Fiscal first quarter 2011 bookings were $11.5 million, $2.1 million below the $13.6 million in bookings in the first quarter of fiscal 2010. Included in the bookings in the prior fiscal year’s first quarter was a $1.5 million contribution from the sale of non-core intellectual property rights to an OEM customer. Excluding this item, bookings in the recent quarter decreased 4% from the comparable quarter last year.

Operating income from continuing operations totaled $1.0 million compared with $1.7 million in the first quarter of fiscal 2010. Excluding the non-recurring contribution from the sale of non-core IP in the first quarter of 2010, operating income from continuing operations in the recent first quarter increased by $0.8 million. Operating expenses from continuing operations decreased by $2.0 million as a result of lower accounting and professional fees as well as strategic cost reductions across most operating functions. The Company reported a net loss of $3,000, or $0.00 per share, compared with net income of $691,000, or $0.01 per share, in the first quarter of the prior fiscal year.

Total cash at June 30, 2010 was $4.9 million, and is net of the payment in June 2010 of approximately $0.5 million in cash consideration to ColdSpark investors under the terms of the purchase agreement. Total common shares issued and outstanding at June 30, 2010 were 80.5 million.

Conference Call Information

The Company has scheduled a conference call for today, August 5, 2010, at 2:00 p.m. PT to discuss the results for the quarter ended June 30, 2010. The call will be hosted by Steve Martin, Interim CEO and Chief Financial Officer of BakBone.

To access the conference call, please dial 800-854-3238 (Passcode: 90772190). This call will also be webcast and can be accessed at www.bakbone.com by clicking on “Company Info” and then “Investor Relations.” An audio replay of the call will be available for seven days following the call at 800-642-1687 for U.S. callers or 706-645-9291 for those calling outside the U.S. (Passcode: 90772190). The archived webcast will also be available at the same website location.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP measures for operating income from continuing operations excluding a non-recurring revenue item, may be considered non-GAAP financial measures. BakBone believes the presentation of these non-GAAP financial measures is useful to investors because it provides a basis for understanding of BakBone’s historical financial and operating performance, capital resources and cash flow, excluding non-recurring items. BakBone's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance and capital resources and cash flow. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by BakBone may be different from non-GAAP financial measures used by other companies.

About BakBone Software

BakBone makes data protection a simple, straightforward process with an award-winning product suite. From real-time data protection to deduplication, disk-based and tape backup and application protection, BakBone’s solutions manage resources across all platforms, providing improved operational efficiency, reduced system downtime, improved data and application availability and enhanced security to support the business growth of enterprise environments. For more information about BakBone, visit www.bakbone.com or email info@bakbone.com.

Safe Harbor

This press release contains express and/or implied forward-looking statements including, without limitation, statements regarding anticipated financial results and market developments that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone's results to differ materially from historical results, or those expressed or implied by such forward-looking statements. The potential risks and uncertainties may include, but are not limited to: risks that the costs of exiting the ColdSpark business will be higher than anticipated; risks that the ongoing weak economic and market conditions, particularly in North America, could continue to lead to reduced spending on information technology products; competition in our target markets; potential capital needs; management of future growth and expansion; the development, implementation and execution of the Company's strategic vision; risk of third-party claims of infringement; protection of proprietary information; customer acceptance of the Company's existing and newly introduced products and fee structures; the success of the Company's brand development efforts; risks associated with strategic alliances; reliance on distribution channels; product concentration; need to develop new and enhanced products; potential product defects; our ability to hire and retain qualified employees and key management personnel; and risks associated with changes in domestic and international market conditions and the entry into and development of international markets for the Company's products. Our forward-looking statements should be considered in the context of these and other risk factors disclosed in our most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in our current report filed with the relevant Canadian securities regulators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, other than as required under applicable securities laws.

BakBone® , BakBone Software®, NetVault®, Application Plugin Module™, BakBone logo®, Integrated Data Protection™, NetVault: SmartDisk™, Asempra®, and FASTRecover™ are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.

BAKBONE SOFTWARE INCORPORATED

Condensed Consolidated Balance Sheets

(in thousands)

	Fiscal Period Ended
	June 30, 2010	March 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,883	$4,903
Restricted cash	51	51
Accounts receivable, net	8,619	10,582
Prepaid expenses and other assets	1,406	739

Total current assets	14,959	16,275
Property and equipment, net	1,719	2,020
Intangible assets, net	1,642	1,814
Goodwill	7,615	7,615
Other assets	440	946

Total assets	$26,375	$28,670

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$8,547	$7,942
Current portion of acquisition consideration payable	2,369	809
Current portion of deferred revenue	44,641	44,337

Total current liabilities	55,557	53,088
Deferred revenue, excluding current portion	43,432	44,840
Acquisition consideration payable, excluding current portion	4,101	6,037
Other liabilities	599	697

Total liabilities	103,689	104,662

Shareholders’ deficit	(77,314)	(75,992)

Total liabilities and shareholders’ deficit	$26,375	$28,670

BAKBONE SOFTWARE INCORPORATED

Condensed Consolidated Statements of Operations (1)

(in thousands, except per share data)

	Three months ended June 30,
	2010	2009
	(unaudited)
Revenues:
License and service	$13,983	$15,100
Other	—	1,500

Total revenues	13,983	16,600
Cost of revenues	1,426	1,345

Gross profit	12,557	15,255

Operating expenses:
Sales and marketing	5,860	6,536
Research and development	2,343	2,828
General and administrative	3,330	4,215

Total operating expenses	11,533	13,579

Operating income from continuing operations	1,024	1,676
Other non-operating expense	(212)	(383)

Income before income taxes and discontinued operations	812	1,293
Provision for income taxes	9	25

Income from continuing operations	803	1,268
Loss from discontinued operations, net	806	577

Net (loss) income	$(3)	$691

Basic net (loss) income per common share:
Income from continuing operations	$0.01	$0.02

Loss from discontinued operations	$(0.01)	$(0.01)

Net (loss) income	$(0.00)	$0.01

Diluted net (loss) income per common share:
Income from continuing operations	$0.01	$0.01

Loss from discontinued operations	$(0.01)	$(0.00)

Net (loss) income	$(0.00)	$0.01

Weighted-average common shares outstanding:
Basic	86,328	76,747

Diluted	86,328	94,819

(1)	In May 2010, the Company decided to close its ColdSpark Message Management division. As a result, the results of operations related to the division have been classified as discontinued operations in the consolidated financial statements for all periods presented. Thus, certain account balances from the prior period comparative financial statements have been reclassified to conform to the discontinued operations presentation.

BAKBONE SOFTWARE INCORPORATED

Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Three months ended June 30,
	2010	2009
	(unaudited)
Cash flows from operating activities:
Net (loss) income	$(3)	$691
Adjustments to reconcile net (loss) income to net cash provided by operating activities from continuing operations:
Loss from discontinued operations	806	577
Depreciation and amortization	465	447
Non-cash interest expense	185	125
Stock-based compensation	134	12
Operating expenses funded by financing arrangement	55	103
Bad debts expense	26	—
Loss on disposal of capital assets	6	6
Other changes in assets and liabilities	(402)	(1,777)

Net cash provided by operating activities	1,272	184

Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(476)	(1,014)
Capital expenditures	(89)	(67)

Net cash used in investing activities	(565)	(1,081)

Cash flows from financing activities:
Payments on capital lease obligations	(8)	(74)
Payments on long-term debt obligations	(69)	(224)

Net cash used in financing activities	(77)	(298)

Cash flows from discontinued operations:
Net cash used in operating activities of discontinued operations	(752)	(274)
Net cash used in financing activities of discontinued operations	(21)	(2)

	(773)	(276)

Effect of exchange rates on cash and cash equivalents	123	500

Net decrease in cash and cash equivalents	(20)	(971)
Cash and cash equivalents, beginning of period	4,903	8,398

Cash and cash equivalents, end of period	$4,883	$7,427

(1)	In May 2010, the Company decided to close its ColdSpark Message Management division. As a result, the cash flow activity related to the division have been classified as discontinued operations in the consolidated financial statements for all periods presented. Thus, certain cash flow activity from the prior period comparative financial statements has been reclassified to conform to the discontinued operations presentation.

BAKBONE SOFTWARE INCORPORATED

Reconciliation of Bookings to U.S. GAAP Revenue (1)

(in thousands)

	Three months ended June 30,
	2010	2009
	(unaudited)
Revenues sourced from current period bookings:
Total bookings for the period	$11,473	$13,478
Bookings deferred into subsequent periods	(10,753)	(10,686)

Revenues from current period bookings	720	2,792

Revenues sourced from prior period bookings:	13,263	13,808

Total revenues recognized in the period	$13,983	$16,600

(1)	We define bookings as the gross dollars invoiced through the sale of software licenses, maintenance contracts and professional services. We utilize bookings information as an operations measure, but it is not intended to replace U.S. GAAP accounting. Under the ratable revenue recognition method, license bookings are recognized as revenue over the appropriate period (generally three to five years). In general, variations in revenues period-over-period are affected by the amortization of current and prior period license bookings. Accordingly, we believe that trends in current and historical bookings are key factors in analyzing our operating results.

BAKBONE SOFTWARE INCORPORATED

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)

(in thousands)

(unaudited)

	Three months ended June 30, 2009
	GAAP	Adj	Non-GAAP
Revenues:
License and service	$15,100	$—	$15,100
Other	1,500	(1,500)	—

Total revenues	16,600	(1,500)	15,100
Cost of revenues	1,345	—	1,345

Gross profit	15,255	(1,500)	13,755

Operating expenses:
Sales and marketing	6,536	—	6,536
Research and development	2,828	—	2,828
General and administrative	4,215	—	4,215

Total operating expenses	13,579	—	13,579

Operating income from continuing operations	1,676	(1,500)	176
Other non-operating expense	(383)	—	(383)

Income (loss) before income taxes and discontinued operations	1,293	(1,500)	(207)
Provision for income taxes	25	—	25

Income (loss) from continuing operations	1,268	(1,500)	(232)
Loss from discontinued operations, net	577	—	577

Net income (loss)	$691	$(1,500)	$(809)

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. The following is an explanation of these non-GAAP measures.

Non-recurring revenue item: We recorded $1.5 million in non-recurring revenue related to the sale of non-critical intellectual property assets.